SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 24, 2002


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


        California                     0-27122                   94-2900635
      (State or Other              (Commission File Number)    (IRS Employer
 Jurisdiction of Incorporation)                              Identification No.)

    150 Rose Orchard Way                                          95134
        San Jose, CA                                            (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (408) 432-0888

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.              Regulation FD Disclosure.

           This report is being filed by Adept Technology, Inc. (the "Registrant") to announce that it has revised its revenue guidance for the first quarter of fiscal year 2003 and that it has engaged Broadview International, an investment bank, to explore strategic alternatives for the Registrant.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)       Exhibits.

           The following exhibit is filed with this report on Form 8-K:

           Exhibit No.    Description
           -----------    -----------

           99.1           Press Release of the Registrant issued on September
                          24, 2002.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADEPT TECHNOLOGY, INC.



Date:  September 24, 2002          By: /s/  Michael W. Overby
                                      ----------------------------------------
                                      Michael W. Overby
                                      Vice President and Chief Financial Officer



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                                                                   Exhibit 99.1

Adept Technology Revises Guidance and Announces Strategic Actions

    SAN JOSE, Calif.--Sept. 24, 2002--Adept Technology, Inc. (Nasdaq/NMS:ADTK) today announced that first quarter revenue is anticipated to be below the company's previous expectations. Additionally, the company has engaged the investment bank, Broadview International, to explore strategic alternatives for Adept.
    Brian R. Carlisle, Chairman and Chief Executive Officer of Adept stated, "Over the past year we have dramatically reduced expenses in response to the significant downturn in the economy. However, the downturn does not appear to be over and in order to service the needs of our customers we must maintain a costly global infrastructure. Given the current state of the economy and the resulting uncertainty of our revenue outlook we have engaged Broadview International to assist us in evaluating our current business and strategic focus as well as to assess possible partners that would be synergistic when combined with Adept. The objective of a potential partnership would be to create an entity with a revenue base and the financial strength to more efficiently compete in the worldwide marketplace."
    The decrease in our forecast is primarily due to a softening European market, notably in Germany, further deterioration in the US market and a dramatic decline of semiconductor business. Management emphasizes that the business climate remains very volatile. The company now expects revenue for the first quarter to decrease approximately 35 to 40 percent from fourth quarter revenue of $14.6 million.

    Adept's Outlook

    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

    -- The company expects net revenues for the first quarter of fiscal 2003 to be down 35 to 40 percent from fourth quarter 2002 net revenues of $14.6 million. Since the company books and ships the majority of its revenue within the same quarter, it makes forecasting revenue difficult.

    -- The company is currently using less than 50 percent of its capacity and expects its gross margin percentage to be approximately 22 to 26 percent for the first quarter of fiscal 2003.

    -- The company has intensified its cost cutting efforts and as a result, R&D and SG&A expenses in the first quarter of fiscal 2003 are expected to be down 10 to 15 percent compared to fourth quarter of fiscal 2002 expenses of $10.9 million. The company anticipates recording approximately $1.4 million in expense related to cost reduction measures in the first quarter of fiscal 2003.

    -- The company expects to have approximately $15.2 million in cash on hand at the end of the first quarter of fiscal 2003.

    -- The company does not expect to book any tax benefit associated with current year operations during fiscal 2003.

    -- Depreciation and amortization is expected to be approximately $1.0 million in the first quarter of fiscal 2003.


    This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the electronics and semiconductor industries; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.
    For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2001 as well as the company's Form 10Q for the quarters ended September 29, 2001, December 29, 2001 and March 30, 2002, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

    Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nano-positioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

    CONTACT: Adept Technology
             Maili Bergman, 408/434-5158 (Investor Relations) investor.relations@adept.com
             Michael Overby, 408/434-5112 (Chief Financial Officer)


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